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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Fechtor, Detwiler & Co., Inc. dated February 10, 1999 included in or made a part of the Annual Report on Form 10-K of Fechtor, Detwiler, Mitchell & Co. for the year ended December 31, 1999.

                                          /s/ Arthur Andersen LLP
                                          -------------------------------------
                                             Arthur Andersen LLP

Boston, Massachusetts
March 27, 2000